Exhibit 10.3

SECOND AMENDMENT TO MORTGAGE WAREHOUSING CREDIT

AND SECURITY AGREEMENT

This SECOND AMENDMENT TO MORTGAGE WAREHOUSING CREDIT AND SECURITY AGREEMENT (the “Second Amendment”), dated April 15, 2015, is by and between WALKER & DUNLOP, LLC (the “Borrower”), the various financial institutions and other Persons parties hereto (the “Lenders”), and TD Bank, N.A., as administrative agent for itself and the other Lenders (in such capacity, the “Credit Agent”).

BACKGROUND

A.                                    Pursuant to that certain Mortgage Warehousing Credit and Security Agreement dated  September 24, 2014, between the Borrower, the Lenders and the Credit Agent (as the same may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”), the Lenders agreed, inter alia, to extend to the Borrower various credit facilities which, prior to the execution, delivery and effectiveness of this Second Amendment, were in the the maximum aggregate principal amount of up to $200,000,000.

B.                                     Pursuant to the terms of that certain First Amendment to Mortgage Warehousing Credit and Security Agreement dated November 21, 2014 (the “First Amendment”), the Borrower was provided with a temporary increase, through and including the period ending March 20, 2015, in the Warehousing Commitment to the amount of  $239,000,000, to which the Credit Agent and the Lenders agreed, on the terms and subject to the conditions set forth in the First Amendment.

C.                                     The Borrower has requested an increase in the Warehousing Commitment to the amount of $240,000,000, and also  an amendment to Section 1.2 of the Credit Agreement providing for a new Warehousing Maturity Date, to which the Credit Agent and the Lenders are willing to agree, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree:

1.                                      Definitions.  Except as expressly set forth herein, all capitalized terms used and not defined herein shall have the respective meanings given to them in the Credit Agreement.

2.                                      Amendments to Credit Agreement and Exhibit M.  (a)  Section 1.2 of the Credit Agreement is deleted in its entirety and inserted in its place is the following replacement section:

1.2                                Expiration of Warehousing Commitment

The Warehousing Commitment expires on the earlier of (“Warehousing Maturity Date”): (a) April 30, 2016, as such date may be extended in writing by Lenders, in their sole discretion, on which date the Warehousing Commitment will expire of its own term and the Warehousing Advances together with all accrued and unpaid interest and costs and expenses will become due and payable without the necessity of Notice or action by Credit Agent or Lenders; and (b) the date the Warehousing Commitment is terminated and the Warehousing Advances become due and payable under Section 10.2(a) or 10.2(b).

(b)                                  The definition of “Warehousing Commitment Amount”, as set forth in Section 13.1 to the Credit Agreement, is deleted in its entirety, and inserted in their place is the following replacement definition:

Warehousing Commitment Amount means, for any Lender, at any date, the dollar amount designated opposite such Lender’s name on Exhibit M as its Warehousing Commitment Amount, as the same may be amended, or deemed amended, from time to time in accordance with this Agreement, with the maximum amount of such Warehousing Commitment Amount being, as of April 15, 2015, $240,000,000.

(c)                               Exhibit M to the Credit Agreement is replaced with the new form of Exhibit M attached to this Second Amendment.

3.                                       Representations and Warranties.  The Borrower represents and warrants to the Credit Agent and each Lender that, as to the Borrower:

(a)                                 Representations.  Each of the representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents are true, accurate and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except to the extent such representation or warranty was made as of a specific date;

(b)                                 Power and Authority.  (i) the Borrower has the power and authority under the laws of its jurisdiction of organization and under its organizational documents to enter into and perform this Second Amendment and any other documents which the Lenders require the Borrower to deliver hereunder (this Second Amendment, and any such additional documents delivered in connection with this Second Amendment, are herein referred to as the “Amendment Documents”), and (ii) all actions, corporate or otherwise, necessary or appropriate for the due execution and full performance by the Borrower of this Second Amendment have been adopted and taken and, upon their execution, the Credit Agreement, as amended by this Second Amendment, will constitute the valid and binding obligations of the Borrower enforceable in accordance with their respective terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors’ rights generally and the availability of equitable remedies);

(c)                                  No Violations of Law or Agreements.  The making and performance of this Second Amendment will not violate any provisions of any law or regulation, federal, state, local, or foreign, or the organizational documents of the Borrower, or result in any breach or violation of, or constitute a default or require the obtaining of any consent under, any agreement or instrument by which the Borrower or its property may be bound;

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(d)                                 No Default.  No Default or Event of Default has occurred under the Credit Agreement or any other Loan Document; and

(e)                                  No Material Adverse Change.  Since November 21, 2014, there has been no material adverse change in the business, operations, assets or financial condition of the Borrower, nor is the Borrower aware of any state of facts that (with or with Notice or lapse of time, or both) would or could result in any such material adverse change. All schedules and reports furnished by, or with respect to, the Borrower to the Credit Agent and any Lender, including schedules of contingent liabilities and all off balance sheet transactions, were true, accurate and complete in all respects, and did not omit any information necessary in order to make any provided information not misleading in any material respect.

4.                                      Conditions to Effectiveness of Second Amendment.  This Second Amendment shall be effective upon the Credit Agent’s receipt of the following, each in form and substance reasonably satisfactory to the Credit Agent and the  Lenders:

(a)                                 Second Amendment.  This Second Amendment, duly executed by the Borrower, the Credit Agent and the Lenders;

(b)                                 Second Amended and Restated Promissory Note.  That certain Second Amended and Restated Promissory Note, dated as of the date hereof, in the original principal amount of $240,000,000, duly executed by the Borrower for the benefit of TD Bank, N.A., and

(c)                                  Other Documents and Actions.  Such additional agreements, instruments, documents, writings and actions as the Credit Agent may reasonably request.

5.                                      No Waiver; Ratification.  The execution, delivery and performance of this Second Amendment shall not operate as a waiver of any right, power or remedy of the Credit Agent or the Lenders under the Credit Agreement or any other Loan Document, or constitute a waiver of any provision thereof.  Except as expressly modified hereby, all terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed by the Borrower.  Nothing contained herein constitutes an agreement or obligation by the Credit Agent or any Lender to grant any further amendments to any of the Loan Documents.

6.                                      Acknowledgments.  To induce the Credit Agent and the Lenders to enter into this Second Amendment, the Borrower acknowledges, agrees, warrants, and represents that:

(a)                                 Acknowledgment of Obligations; Collateral; Waiver of Claims.  (i) all of the Loan Documents are valid and enforceable against, and all of the terms and conditions of the Loan Documents are binding on, the Borrower; (ii) the liens and security interests granted to the Credit Agent by the Borrower pursuant to the Loan Documents are valid, legal and binding, properly recorded or filed and first priority perfected liens and security interests; and (iii) the Borrower hereby waives any and all defenses, set-offs and counterclaims which they it may have or claim to have against the Credit Agent or any Lender as of the date hereof.

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(b)                                 No Waiver of Existing Defaults.  No Default or Event of Default exists immediately before or immediately after giving effect to this Second Amendment.  Nothing in this Second Amendment, nor any communication between the Credit Agent, any Lender, the Borrower or any of their respective officers, agents, employees or representatives shall be deemed to constitute a waiver of: (i) any Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect; or (ii) any rights or remedies which the Credit Agent or any Lender has against the Borrower under the Credit Agreement or any other Loan Document and/or applicable law, with respect to any such Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect.

7.                                      Binding Effect.  This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8.                                      Governing Law.  This Second Amendment and all rights and obligations of the parties hereunder shall be governed by and be construed and enforced in accordance with the laws of the State of New York.

9.                                      Headings.  The headings of the sections of this Second Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Second Amendment.

10.                               Counterparts.  This Second Amendment may be executed in any number of counterparts with the same affect as if all of the signatures on such counterparts appeared on one document and each counterpart shall be deemed an original.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Mortgage Warehousing Credit and Security Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

BORROWER:	WALKER & DUNLOP, LLC, a Delaware limited liability company

	By:	/s/ Stephen P. Theobald
		Name:	Stephen P. Theobald
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

Borrower’s Signature Page to
Second Amendment to Mortgage Warehousing Credit and Security Agreement

TD BANK, N. A.
as Credit Agent and as a Lender

By:	/s/ Richard F. Hay
Name: Richard F. Hay
Title: Vice President

Credit Agent’s and Lender’s Signature Page to
Second Amendment to Mortgage Warehousing Credit and Security Agreement

EXHIBIT M TO AGREEMENT

Lenders and Commitments

Lender	Commitment	Commitment Percentage	Address for Notices	Address for Advance Requests
TD Bank, N.A.	$240,000,000	100%	TD Bank, N.A. 317 Madison Avenue 2nd Floor New York, NY 10017 Attn: Richard F. Hay, Vice President Telephone: (212) 651-2741 email:Richard.Hay@td.com Facsimile No.: (212) 299-5750	TD Bank, N.A. 317 Madison Avenue 2nd Floor New York, NY 10017 Attn: Richard F. Hay, Vice President Telephone: (212) 651-2741 email:Richard.Hay@td.com Facsimile No.: (212) 299-5750

Credit Agent’s and Lender’s Signature Page to

Second Amendment to Mortgage Warehousing Credit and Security Agreement